QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ZIONS BANCORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ZIONS BANCORPORATION
One South Main, Suite 1134, Salt Lake City, Utah 84111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
April 26, 2002

To the Shareholders:

        The Annual Meeting of the Shareholders of Zions Bancorporation ("the Company") will be held in the Salt Lake City Marriott Hotel, 75 South West Temple, Salt Lake City, Utah 84101, on Friday, April 26, 2002, at 1:30 p.m. for the following purpose:

        1.    To elect three directors for the terms specified in the attached Proxy Statement (Proposal 1).

        The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" Proposal 1.

        A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 2001, accompany this notice.

        IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. Shareholders who are unable to attend in person SHOULD IMMEDIATELY SIGN, DATE AND MAIL the accompanying Proxy Card in the enclosed envelope, which requires no postage.

        The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Doyle L. Arnold
Corporate Secretary

Salt Lake City, Utah
March 22, 2002

PROXY STATEMENT

        ZIONS BANCORPORATION
One South Main, Suite 1134, Salt Lake City, Utah 84111

ANNUAL MEETING OF SHAREHOLDERS
April 26, 2002

VOTING AT THE MEETING

        Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

  •
  FOR the election of directors listed below.

        You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later dated proxy, or by voting in person at the meeting.

        The only shares that may be voted are the 91,987,261 shares of Common Stock outstanding at the close of business on March 4, 2002, the Record Date for the meeting. Each share is entitled to one vote.

        Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected. On all other matters the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

        The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 22, 2002.

NOMINATION AND ELECTION OF DIRECTORS
(Proposal 1)

        It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes to be elected.

        The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, will together with other directors presently in office, constitute the entire elected Board of Directors:

Three-year Term
Jerry C. Atkin
Stephen D. Quinn
Shelley Thomas Williams

The Board of Directors recommends that the Shareholders vote FOR the election of the nominees for director set forth above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

Nominees	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
Jerry C. Atkin(3)	Chairman, President and Chief Executive Officer, SkyWest Airlines, St. George, Utah; Director, SkyWest, Inc.	1993	2002	53
Stephen D. Quinn(1)	Retired, former Managing Director, and former General Partner, of Goldman, Sachs & Co.	2002	2002	46
Shelley Thomas Williams(4, 5)	Senior Director of Communications and Public Affairs, Huntsman Cancer Institute; Senior Vice President of Communications and Public Affairs, Salt Lake Organizing Committee for the Olympic Winter Games of 2002, 1997-2000; Vice President of Public Affairs, Smith's Food & Drug Centers, Inc., 1990-1997.	1998	2002	50

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Nominees	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
R.D. Cash(2, 5)	Chairman, President and Chief Executive Officer of Questar Corporation, Salt Lake City, Utah; Director, Zions First National Bank, and Associated Electric and Gas Insurance Services Limited; former Director of Federal Reserve Bank (Salt Lake City Branch) of San Francisco, California.	1989	2003	59
Grant R. Caldwe11(1)	Retired, former Partner, KMG Main Hurdman, Salt Lake City, Utah.	1993	2002	77
Richard H. Madsen(1, 3)	Consultant, The May Department Stores Company; Chairman, President and Chief Executive Officer, ZCMI, 1990-2000.	1994	2003	63
Roger B. Porter(1, 3)	IBM Professor of Business and Government, Harvard University; Assistant to the President for Domestic and Economic Affairs, The White House, 1989-1992; Director, National Life Insurance Co., Rightchoice Managed Care Inc., Pactiv Corporation, and Tenneco Automotive, Inc.	1993	2004	55
Harris H. Simmons(2, 5, 6)	President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation, and O.C. Tanner Co.	1989	2003	47
L.E. Simmons(4, 6)	President, SCF Partners, L.P. (Private Equity Investment Management), Houston, Texas; Chairman, Tuboscope, Inc.	1978	2004	55
Roy W. Simmons(4)	Chairman of the Company; Member of the Board of Directors of Zions First National Bank.	1961	2002	86
I.J. Wagner(1, 2)	President, The Keystone Company (Corporate Investments), Salt Lake City, Utah.	1965	2004	86

(1)
Member of the Audit Committee
(2)
Member of the Executive Committee
(3)
Member of the Executive Compensation Committee
(4)
Member of the Credit Review/Compliance Committee
(5)
Member of the Nominating Committee
(6)
Son of Roy W. Simmons

COMPENSATION OF DIRECTORS

        The Company's outside directors currently receive a $12,000 annual retainer and $1,000 for each regular and special meeting attended. Members of the committees receive $750 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Non-employee directors are also granted nonqualified stock options annually. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

        The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors held five meetings during the fiscal year ending December 31, 2001. Of the Board's five standing committees, the Executive Committee did not meet, the Audit Committee met eleven times, the Executive Compensation Committee met three times, the Credit Review/Compliance Committee met three times, and the Nominating Committee met once during the fiscal year ending December 31, 2001. Membership in these committees is indicated previously in the listing of directors. Average attendance at the Board and committee meetings held during the year was 96%.

        The Executive Committee reviews projects or proposals that require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

        The Audit Committee is composed of five independent directors. Information regarding the functions performed by the Committee and its membership is set forth in the "Audit Committee Report," included in this annual proxy statement. A written charter approved by the Board of Directors governs the Audit Committee. A copy of this charter is included in Appendix A.

        The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

        The Credit Review/Compliance Committee is a committee composed of directors from the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues, for all of the Company's subsidiary banks.

        The Nominating Committee, currently consisting of two independent directors and one inside director, develops the policy on the size and compensation of the Board, reviews potential candidates for Board membership and recommends nominees to the Board. The Committee also reviews management succession plans and submits appropriate recommendations thereon to the Board. In the event of a vacancy in the office of the Chief Executive Officer, the Committee, in conjunction with the Executive Committee, will recommend a successor to the full Board.

AUDIT COMMITTEE REPORT

        The Audit Committee ("the Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and has considered the compatibility of nonaudit services with the auditors' independence. The Committee has also reviewed their activities in connection with the existing co-sourced internal auditing services and will continue to monitor that relationship.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Grant R. Caldwell, Chairman
Richard H. Madsen
Roger B. Porter
Stephen D. Quinn
I.J. Wagner

March 5, 2002

EXECUTIVE OFFICERS OF THE COMPANY

        The following information is furnished with respect to certain of the executive officers of the Company.

Individual	Principal Occupation During Past Five Years(2)	Officer Since		Age
Roy W. Simmons(1)	Chairman of the Company; Member of the Board of Directors of Zions First National Bank; prior to January 1998, Chairman of Zions First National Bank.	1961		86
Harris H. Simmons(1)	President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation and O.C. Tanner Co.; prior to January 1998, President and Chief Executive Officer of Zions First National Bank.	1981		47
Bruce K. Alexander	Executive Vice President of the Company; President and Chief Executive Officer of Vectra Bank Colorado; Executive Director, Denver Urban Renewal Authority, 1999-2000; Executive Vice President of Bank One, 1977-2000.	2000		49
A. Scott Anderson	Executive Vice President of the Company; President and Chief Executive Officer of Zions First National Bank; prior to January 1998, Executive Vice President of Zions First National Bank.	1997	(3)	55
Doyle L. Arnold	Executive Vice President, Chief Financial Officer and Secretary of the Company; Executive Vice President of Zions First National Bank; prior to December 2001, Chief Financial and Administrative Officer of Bankserv, Inc., 2000-2001; Group Executive Vice President for Corporate Strategy and Development of BankAmerica Corporation, 1997-1999.	2001		53
Nolan Bellon	Senior Vice President and Controller of the Company; prior to April 1998, Controller of Zions First National Bank.	1998	(4)	53
David E. Blackford	Executive Vice President of the Company; President, Chief Executive Officer, and Chairman of the Board of California Bank & Trust; Managing Director of California Bank & Trust, 1998-2001; prior to May 1998, Executive Vice President of Bank One.	2001	(6)	53
Danne L. Buchanan	Executive Vice President of the Company; prior to March 1995, Senior Vice President and General Manager of Zions Data Services Company.	1995		44
Gerald J. Dent	Executive Vice President of the Company; Executive Vice President of Zions First National Bank.	1987		60
Michael DeVico	Executive Vice President of the Company; Chief Executive Officer of Xpede, 2000-2001; prior to January 2000, Executive Vice President of Bank of America.	2001		41

John J. Gisi	Executive Vice President of the Company; Chairman and Chief Executive Officer of National Bank of Arizona; Director, Federal Home Loan Bank of San Francisco.	1994		56
George W. Helme IV	Executive Vice President of the Company; prior to June 2001, Senior Vice President and Chief Executive Officer of Wilmington Trust, FSB.	2001		52
W. David Hemingway	Executive Vice President of the Company; Executive Vice President of Zions First National Bank.	1997	(5)	54
Clark B. Hinckley	Senior Vice President of the Company; prior to March 1994, President of Zions First National Bank of Arizona.	1994		54
William E. Martin	Executive Vice President of the Company; President, Chief Executive Officer and Chairman of Nevada State Bank; President and Chief Executive Officer of Pioneer Citizens Bank of Nevada, 1989-2000.	2000		60
Stanley D. Savage	Executive Vice President of the Company; President, Chief Executive Officer, and Chairman of The Commerce Bank of Washington; prior to April 2001, Executive Vice President of Bank of America.	2001		56
Merrill S. Wall	Senior Vice President of the Company; Executive Vice President of California Bank & Trust; prior to October 1998, Human Resources Director of H.F. Ahmanson/Home Savings of America.	2001	(6)	54

(1)
Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).

(2)
Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

(3)
Officer of Zions First National Bank since 1990.

(4)
Officer of Zions First National Bank since 1987.

(5)
Officer of Zions First National Bank since 1977.

(6)
Officer of California Bank & Trust since 1998.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth as of March 4, 2002, the record and beneficial ownership of the Company's common stock by the principal common shareholders (5% or more) of the Company.

		Common Stock
Name and Address	Type of Ownership	No. of Shares	% of Class
Putnam Investment Management, LLC One Post Office Square Boston, MA 02109	Beneficial	8,437,150	9.17%

        Set forth below is the beneficial ownership, as of March 4, 2002, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.

Directors	No. of Shares Beneficially Owned		% of Class
Jerry C. Atkin	24,800		*	(1)
Grant R. Caldwell	21,359		*	(1)
R. D. Cash(3)	42,000		*	(1)
Richard H. Madsen	219,932		*	(1)
Roger B. Porter(3)	18,000		*	(1)
Stephen D. Quinn	0		*	(1)
Harris H. Simmons	2,533,176	(2)	2.75%
L. E. Simmons(3)	2,148,497	(2)	2.34%
Roy W. Simmons(3)	4,024,458	(2)	4.37%
Shelley Thomas Williams	7,825		*	(1)
I. J. Wagner(3)	27,000		*	(1)
All directors and officers as a group (26 persons)	6,290,259		6.78%

(1)
Immaterial percentage of ownership (Less than 2%)

(2)
Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares in the Company.

(3)
These individuals also own phantom stock through the Company's Deferred Compensation Plan for Directors that are not included in the above totals. The amount of phantom stock held as of December 31, 2001 was as follows: Mr. Cash, 25,573 shares; Mr. Porter, 10,918 shares; Mr. L.E. Simmons, 7,078 shares; Mr. Roy Simmons, 22,871 shares; and Mr. Wagner, 3,063 shares.

        Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 2001 through December 31, 2001, its officers and directors were in compliance with all applicable filing requirements, except that Mr. David E. Blackford filed a late Form 3, Messrs. Harris H. Simmons and

I.J. Wagner filed a late report on shares gifted, and Mr. Doyle L. Arnold filed a late report on options received.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 2001, 2000 and 1999 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 2001.

Summary Compensation Table

		Annual Compensation(3)			Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)(4)(5)	Bonus ($)(6)		Restricted Stock Awards ($)		Value- Sharing ($)(7)	Securities Underlying Options(#)(8)	All Other Compensation ($)(5)(9)(10)
Harris H. Simmons President and Chief Executive Officer, Zions Bancorporation	2001 2000 1999	525,000 500,000 450,000	375,000 300,000 0	(1)	0 0 0		323,310 330,203 271,830	61,000 61,000 36,000	78,274 68,470 113,331
David E. Blackford(2) President, Chief Executive Officer, and Chairman of the Board California Bank & Trust	2001 2000 1999	378,996 347,195 339,157	200,000 174,276 169,579		131,016 99,300 148,800	(11) (11) (11)	0 0 0	30,000 6,300 5,000	1,016,971 6,375 6,000	(12)
A. Scott Anderson President and Chief Executive Officer Zions First National Bank	2001 2000 1999	320,000 300,000 280,000	208,000 145,000 130,000		0 0 0		228,804 232,365 191,675	30,000 30,000 24,000	46,470 37,385 32,787
John J. Gisi Chairman and Chief Executive Officer, National Bank of Arizona	2001 2000 1999	265,000 254,423 242,923	138,000 135,000 125,000		0 0 0		207,250 211,669 174,250	20,000 19,000 16,000	43,710 38,399 20,361
W. David Hemingway Executive Vice President Zions Bancorporation	2001 2000 1999	257,000 244,000 230,000	155,000 130,000 120,000		0 0 0		215,540 211,669 174,250	27,500 25,000 18,000	54,566 38,093 45,078

(1)
For 1999, Mr. Simmons requested that the Executive Compensation Committee not consider him for a performance bonus in light of the uncertainties and risks that developed with respect to the Company's proposed merger with First Security Corporation.

(2)
Mr. Blackford's employment by the Company commenced 1998. He has served as President of California Bank & Trust since 2001.

(3)
The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.

(4)
Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.

(5)
All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 2001, 2000 and 1999 were as follows, respectively: Mr. Simmons, $5,250, $5,250, and $5,000; Mr. Blackford, $2,625, $6,375, and $6,000; Mr. Anderson, $6,375, $6,375, and $1,124; Mr. Gisi, $6,375, $6,375, and $6,000; and Mr. Hemingway, $6,375, $6,375, and $6,000.

(6)
Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.

(7)
Amounts shown reflect payments actually made in each respective year, based upon the Company's financial performance during the preceding four years. Awards shown do not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. The Company estimates its annual accrual against future payouts under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. For each of the persons named above, the amounts accrued for 2001, 2000 and 1999 were as follows, respectively: Mr. Simmons, $502,239, $389,843, and $264,581; Mr. Blackford, $70,620, $63,250, and $0; Mr. Anderson, $324,988, $244,347, and $189,571; Mr. Gisi, $276,356, $208,103, and $165,558; and Mr. Hemingway, $312,594, $232,635, and $181,334. See "Long Term Incentive Compensation Plan" that follows.

(8)
Options shown were issued under the Company's Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to four years, and expire in six to seven years. In the event of a change in control of the Company, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause, within two years following such change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

(9)
Includes amounts accrued under the Company's Supplemental Executive Retirement Plan (SERP). For additional details regarding the SERP, please see page 15. For each of the persons named above, the amounts accrued for 2001, 2000, and 1999 were as follows, respectively: Mr. Simmons, $73,024, $63,220, and $108,331; Mr. Blackford, $0, $0, and $0; Mr. Anderson, $40,095, $31,010, and $31,663; Mr. Gisi $37,335, $32,024, and $14,361; and Mr. Hemingway $48,191, $31,718, and $39,078.

(10)
Other Compensation amounts are contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.

(11)
Mr. Blackford, as a part of his compensation agreement upon joining the Company, was given a grant of 9,600 shares of restricted stock, which vested 25% (2,400 shares) upon each anniversary of the grant in 1999, 2000, 2001, and 2002. The market values of the shares vesting on May 18 of 1999, 2000, and 2001 were $148,800, $99,300, and $131,016, respectively. At December 31, 2001, Mr. Blackford held 3,098 shares of vested restricted stock, with a market value of $162,893.

(12)
Mr. Blackford, as a part of his compensation agreement upon joining the Company, was extended a loan. In 2001, the Company forgave that indebtedness in the amount of $1,014,346, which amount is included in All Other Compensation for that year.

Stock Option Grants in Fiscal Year 2001

        The following table shows the number of shares with respect to which options were granted during 2001 to each of the named persons, together with the percentage of all grants to employees that the grant to the named person represents, the exercise price of such option, and the expiration date of the option.

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term #(1)
Name	Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Harris H. Simmons	61,000	3.81	54.35	04-19-2008	1,127,536	2,557,995
David E. Blackford	6,500 23,500	0.41 1.47	54.35 53.78	04-19-2008 05-10-2008	120,147 429,823	272,573 975,122
A. Scott Anderson	30,000	1.87	54.35	04-19-2008	554,526	1,258,030
John J. Gisi	20,000	1.25	54.35	04-19-2008	369,684	838,687
W. David Hemingway	27,500	1.72	54.35	04-19-2008	508,315	1,153,194

(1)
Potential realizable value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2)
The Company's Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 2001 have an exercise price equal to the fair market value on the date of grant, vest 33.3% per year beginning one year after date of grant, and have a term of seven years. In the event of a change in control of the Company, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause, within two years following such change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

        In accordance with the terms of the Non-Employee Directors Stock Option Plan, nonqualified options were granted to each non-employee director as of April 2001. Each grant is an option to purchase 4,000 shares at $54.35 per share. The options vest and become exercisable in four equal installments of 1,000 shares beginning six months after the date of grant and continuing at one year intervals thereafter. The 2001 options expire on April 20, 2011.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

        The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 2001, the value realized through the exercise of such options, and the number of unexercised options held by such persons, including both those which are presently exercisable, and those which are not presently exercisable.

			Number of Shares Underlying Unexercised Options at 12-31-01(#)
					Value of Unexercised In-the- Money Options At 12-31-01($)(1)
	Shares Acquired Upon Option Exercise(#)
Name		Value Realized($)	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Harris H. Simmons	12,577	458,839	117,756	128,667	1,605,393	444,726
David E. Blackford	0	0	15,849	42,851	27,313	43,778
A. Scott Anderson	6,000	243,263	71,999	68,001	1,024,291	236,089
John J. Gisi	3,000	89,385	31,333	44,667	293,988	150,587
W. David Hemingway	25,000	641,625	30,833	57,667	141,868	191,947

(1)
Potential unrealized value is (i) the fair market value at fiscal 2001 year-end ($52.58) less the option exercise price, times (ii) the number of shares.

Long Term Executive Incentive Compensation Plan

        The following table sets forth certain information regarding awards made in 2001 pursuant to the Company's Senior Management Long Term Executive Incentive Compensation Plan ("Value Sharing Plan"). This Plan is intended to encourage the creation of long-term shareholder value by providing cash bonuses to certain officers of the Company if certain objective performance criteria are achieved. The Value Sharing Plan is administered by the Executive Compensation Committee, which is comprised entirely of outside directors as defined under Section 162(m) of the Internal Revenue Code. Each year, the Committee grants certain members of senior management units of participation in the Value Sharing Plan. The Value Sharing Plan is funded based upon the achievement of objectively measured performance targets by the Company over a four year "award period." Distributions under the Plan are determined by allocating the award fund among the holders of units of participation in the Plan in proportion to the number of units held by the participant. The size of each award fund is determined according to a formula, which uses the Company's aggregate earnings per share ("EPS") over the award period, with an adjustment based upon the Company's average return on equity ("ROE") over the same period. Both the aggregate EPS and average ROE numbers are adjusted to exclude certain non-cash items, including the amortization of goodwill, and certain merger-related expenses. Relatively higher levels of EPS and ROE result in relatively larger award funds. The Committee may curtail the award fund, or the participation of any employee, in its sole discretion. In any case, no single award to an employee may exceed $3 million. An additional award fund is anticipated to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the Plan's inception.

        The award fund established in 2001 ranged in amount from $0.1 million for an adjusted EPS growth rate of 5% annually over the four years beginning in 2001, to a maximum of $25.4 million, corresponding to an adjusted EPS growth rate of 25% annually for such period. The award fund will then be adjusted by a factor determined by the average adjusted ROE for the period. If the average adjusted ROE is less than 15%, the award adjustment factor will be 0, and there will be no amounts paid under the Plan. If the average adjusted ROE is between 15% and 19%, the factor will be 1. If the average adjusted ROE is greater than 19% but less than 26%, the award adjustment factor will be 1 + (the average adjusted ROE—0.19) X 5.7143. The award adjustment factor will increase to a maximum of 1.40 at average adjusted ROE levels of 26% and above. Accordingly, the maximum aggregate of all payments possible under the 2001-2004 award fund is $35.5 million. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

        Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the Plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 2001 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); Example #1 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 9% (as to which there can be no assurance) and the average adjusted ROE is 16% (also as to which there can be no assurance); Example #2 represents the amount that would be paid if the Company's adjusted EPS annual growth rate during the period is 15% (as to which there can be no assurance) and the average adjusted ROE is 24% (also as to which there can be no assurance); the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established in 2001.

			Estimated Future Payout of Value Sharing Plan
Name	Number of Performance Units	Performance Period Until Payout	Threshold ($)	Example #1 ($)	Example #2 ($)	Maximum ($)
Harris H. Simmons	21,600	4 Years	0	115,560	705,456	1,963,008
David E. Blackford	10,500	4 Years	0	56,175	342,930	954,240
A. Scott Anderson	10,000	4 Years	0	53,500	326,600	908,800
John J. Gisi	8,400	4 Years	0	44,940	274,344	763,392
W. David Hemingway	9,200	4 Years	0	49,220	300,472	836,096

California Bank & Trust Mid-term Incentive Plan

        Effective January 1, 1999, the Company's California banking subsidiary, California Bank & Trust ("CB&T"), adopted a long-term compensation plan, the Mid-term Incentive Plan ("Mid-term Plan"). The Mid-term Plan covers a number of senior and mid-level executives and managers of CB&T; one of those covered is Mr. David E. Blackford, Chairman and CEO of CB&T, and one of Zions Bancorporation's highly compensated executives.

        Each initial participant in the Mid-term Plan was awarded participation units equal to a defined percentage of the total compensation pool ("Award Fund") in the Plan. The amount of the Award Fund will be based on the cumulative pre-tax earnings of CB&T, for the four years ending December 31, 2002, in excess of a base amount, and subject to adjustment to exclude amortization of intangibles and to certain other adjustments. To the extent that the base amount of earnings is exceeded, the Award Fund becomes larger, subject to a maximum. Any Mid-term Plan participants who cease to be employed by the Company (except for death, disability, or normal retirement) prior to December 31, 2002, forfeit their payments under the plan. Forfeited payments are retained by the Company.

        The following table illustrates the estimated payments under the Mid-term Plan under various scenarios:

			Estimated future payouts under nonstock price-based plans
		Performance or other period until maturation or payout
Name	Number of shares, units or other rights		Threshold ($)	Mid-Point Performance ($)	Maximum ($)
David E. Blackford	7.5% of Award Fund	1/1/99—12/31/02	$0	$650,491	$3,213,825

Retirement Plan

        The Company's retirement plan covers substantially all full-time employees and provides benefits to those who have five or more years of service with the Company. The retirement plan is a cash balance defined benefit plan. In general, it provides a lump sum or monthly annuity at retirement for the participating employees according to a formula which takes into account an employee's age and annual compensation. Compensation for these purposes includes salary, bonuses and payouts under incentive plans.

        For each year of credited service, a participant's lump sum (account balance) grows with annual interest credits and pay credits. Annual interest credits are based on the GATT 30-year bond rate (5.15% for 2002). Cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below.

Age	Pay Credit
Less than 30	2.25%
30-39	3%
40-49	4%
50-54	5.25%
55-59	7%
60 or over	9.25%

        The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, earnings for the purpose of determining benefits cannot exceed $200,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan ("SERP"), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, and (2) are highly compensated employees of the Company within the meaning of ERISA Section 401. Each of the named individuals is a participant in the SERP.

        The following table illustrates the estimated annual benefits and equivalent Lump Sum Cash Balance payable under the plan at age 65 based on a combination of the basic pension plan and the SERP. Estimated annual pension and lump sum cash balance amounts at age 65 assume the following: (1) a 7% annuity rate to convert the estimated age 65 cash balance to an annual amount; (2) a rate of 7% used to calculate all unknown future years' interest on the Cash Balance; and (3) future compensation increasing by 4% per year to age 65.

	Estimated Cash Balance at Age 65	Estimated Annual Benefit
Harris H. Simmons	$4,795,552	$458,709
David E. Blackford	1,534,430	155,412
A. Scott Anderson	1,551,304	157,121
John J. Gisi	1,109,495	112,373
W. David Hemingway	1,605,854	162,646

Change in Control Arrangements

        Effective January 18, 2002, the Company entered into change in control agreements with fourteen senior executives ("Change in Control Agreements") and adopted a special severance plan ("Special Severance Plan") to foster the continuous employment of certain other senior and mid-level executives and management and to reinforce and encourage their continued attention and dedication to their duties without the distraction from the possibility of a change in control of the Company.

        For purposes of the Change in Control Agreements and the Special Severance Plan, unless certain members of the Board of Directors determine that a change in control has not occurred, a change in control will be deemed to have occurred if (i) any person, other than the Company or any employee benefit plan of the Company, acquires beneficial ownership of more than 20% of the combined voting power of the Company's then outstanding securities; (ii) the majority of the Board of Directors changes within any two consecutive years, unless certain conditions of Board approval are met; (iii) a merger or consolidation of the Company is consummated, (iv) the shareholders of the Company approve a plan of complete liquidation of the Company; or (v) an agreement providing for the sale or disposition by the Company of all or substantially all of the Company's assets is consummated.

Change in Control Agreements

        The Company has entered into Change in Control Agreements with certain senior executives selected by the Board of Directors designed to ensure their continued services in the event of a change in control. The chief executive officer and the other four most highly compensated executives of the Company are included in this group.

        The Change in Control Agreements provide that if, within the two year period immediately following a change in control, an executive's employment is terminated other than for cause or the executive terminates his employment for "good reason" (generally an unfavorable change in employment status, compensation or benefits or a required relocation), then the executive generally will be entitled to receive: (i) a lump sum severance payment equal to three times the sum of annual base salary plus the greater of the targeted annual bonus then in effect or the average of the executive's three annual bonuses immediately prior to the change in control; (ii) full base salary through the date of termination, any unpaid annual bonus and the targeted annual bonus pro-rated through the date of termination; (iii) continuation of medical and dental health benefits for three years; (iv) outplacement services for two years at an aggregate cost to the Company not to exceed 25% of the annual base salary; and (v) full vesting in accrued benefits under the Company's pension, profit sharing, deferred compensation or supplemental plans. If any payment or distribution to or for the benefit of the executive would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the total payment or distribution will be reduced to such extent required to not trigger the excise tax. The executive will determine which payments or benefits to reduce.

        Immediately prior to a change in control, all outstanding options granted to the executive under the Company's stock option plans, incentive plans, or other similar plans, will become fully vested and exercisable and the restricted period with respect to any restricted stock or any other equity award will lapse. Additionally, executives will be entitled to pro-rata payment of benefits available under the Senior Management Value Sharing Plan.

        Commencing on the date of termination of his employment, the executive agrees to not disclose any confidential information and, for one year following such date of termination, to not solicit or attempt to solicit away from the Company any of its officers or employees.

Special Severance Plan

        The Special Severance Plan covers certain mid-level executives and senior management selected by the Board of Directors. The terms of the Special Severance Plan are generally the same as those of the Change in Control Agreements. There are two levels of benefits provided under the Special Severance Plan. The Special Severance Plan provides severance benefits equal to those provided under the Change in Control Agreements, except that the salary and bonus multiplier is two for the Tier 2 plan and one for the Tier 3 plan, and the period of continued medical and dental health benefits and outplacement services is equal to two years for the Tier 2 plan and one year for the Tier 3 plan.

Vesting of Stock Options

        Effective January 18, 2002, the 1998 Non-Qualified Stock Option and Incentive Plan and the Key Employee Incentive Stock Option Plan were amended to provide that outstanding options under such plans will vest immediately upon a change in control (as such term is defined in the Change in Control Agreements). If any employee holding outstanding options under either plan is terminated, other than for cause, within two years following a change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

COMPENSATION COMMITTEE REPORT

Summary of Compensation Policies for Executive Officers

        The Executive Compensation Committee ("the Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

        Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. For the Company, earnings per share growth and return on average shareholders' equity are critical elements in the establishment of long-term incentive programs. The process involved in the executive compensation determination for 2001 is summarized below:

  •
  Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Long Term Executive Incentive Compensation Plan (the "Value Sharing Plan"), supplemented by grants of stock options. The Value Sharing Plan is closely tied to Company performance as measured by earnings per share and return on shareholders' equity. See "Long Term Executive Incentive Compensation Plan."

  •
  The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

  •
  Information regarding salaries paid by other financial institutions is provided every two to three years by an independent consultant (most recently in fiscal year 2000). The consultant compares the Company's compensation levels with a peer group of financial institutions. In its 2000 study, the consultant used regression analysis to determine competitive compensation levels for a financial institution with the Company's asset size. The study indicated that the base salary and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution asset size. This peer group is not the same peer group used in the Performance Graphs.

  •
  Units of participation in the Value Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. The Committee reviewed and approved the Value Sharing Plan's target levels of earnings per share and return on equity for the 2001-2004 award fund as well as the corresponding range of potential payouts under the Value Sharing Plan for the 2001-2004 period. The Committee also reviewed the estimated payout for the 1998-2001 period that has just concluded. (The payout under the plan for the period ending in 2001 is reflected under Long Term Compensation in the "Summary Compensation Table"). In 2001, as in every year since the Value Sharing Plan was first adopted, the Company's adjusted aggregate EPS and adjusted average ROE have been within ranges which, if continued

    throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value Sharing Plan and stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

  •
  The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value Sharing Plan.

  •
  The Company periodically grants stock options to executives. Grants were made in April 2001. Such grants are discretionary by the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than to himself. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

Executive Compensation Committee

Jerry C. Atkin, Chairman
Richard H. Madsen
Roger B. Porter

Compensation Committee Interlocks and Insider Participation

        None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 2001, comprised less than 2% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectibility, and are made on terms comparable to borrowings by others of similar credit risk.

INDEPENDENT AUDITORS

        The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were: Annual audit, $0.9 million; Audit Related Services, $2.4 million; All Other Nonaudit Services, $1.7 million; and Financial Information Systems, Design and Implementation fees, none.

        Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

        Pursuant to the Company's Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders must be delivered to the Secretary of the Company at least 120 days prior to the date the Company's proxy statement is released to shareholders in connection with the annual meeting for the preceding year. The notice of a proposal must contain the following items:

  •
  The shareholder's name, address, and stock ownership of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such shareholder favors the proposal, and

  •
  Any material interest of such shareholder in the proposal.

        The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The shareholder's name, address, and stock ownership of the Company,

  •
  The name of the person to be nominated,

  •
  The name, age, business address, residential address, and principal occupation or employment of each nominee,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock owned by each nominee,

  •
  A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the Securities and Exchange Commission.

        A copy of the Company Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
FOR 2003 SHAREHOLDERS' MEETING

        The Company must receive proposals from shareholders on or before December 16, 2002, in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company's 2003 Annual Meeting of Shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the Securities and Exchange Commission concerning shareholder proposals.

APPENDIX A

Audit Committee Charter

Authority for Charter

        The Audit Committee Charter has been approved by the Board of Directors of Zions Bancorporation. The Audit Committee will review the Charter periodically, but at least annually, to make modifications as needed, subject to approval by the Board of Directors.

Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors of Zions Bancorporation to assist the Board in fulfilling its oversight responsibilities of financial and regulatory reporting practices. The Audit Committee oversees the quality of the internal control systems, and financial reporting processes, through monitoring the performance of the independent auditors, the internal and any co-source/outsource audit functions, and reviewing periodic reports of the compliance and legal functions.

        The independent auditors and internal auditors are accountable to the Audit Committee and to the Board of Directors. The Audit Committee has the responsibility to recommend selection of the independent auditors to the Board of Directors, evaluate, nominate, or, as needed, recommend replacement of the independent auditors. When circumstances warrant, the Committee may approve the replacement of the Director of Internal Audit.

Audit Committee Objectives

  A)
  To serve as independent and objective monitors of Zions financial reporting processes and system of internal controls regarding finance, accounting, laws, regulations and fiduciary principles.

  B)
  To monitor the independence and performance of the Company's independent auditors, internal audit and any co-source/outsource audit functions.

  C)
  To provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, any co-source/outsource audit function, and the Board of Directors.

        The Audit Committee, in fulfilling these objectives, has the authority to call upon outside counsel or other advisors it deems necessary to aid in the performance of these duties.

Audit Committee Composition

        The Audit Committee of Zions Bancorporation shall be composed of at least three members, all of whom shall be outside directors of the Board of Directors of the Company. All members must be financially literate and at least two members shall have accounting or related financial management expertise. Each member of the Committee shall be an independent director and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independence as a member of the Committee. Additionally, all guidelines, as set forth by any regulatory body or the accounting profession, must be met by each Committee member. One member of the Committee shall be designated by the Board of Directors as Chairman. The Chairman and Committee members will be appointed by the Board of Directors on an annual basis at its organizational meeting or at such times as the board deems necessary. The Directors will arrange to manage continuity on the Committee while bringing fresh perspective to the Committee as deemed advisable.

Meetings

        The Audit Committee shall meet on a periodic basis, to coincide with regular Board of Director meetings. These meetings are expected to occur at least four times annually. Other meetings may be called by the Chairman, as circumstances require. After each meeting, the Chairman will report to the full Board of Directors at its next scheduled meeting.

Meeting Attendees

        In addition to the Audit Committee members, the following persons are invited to attend regular Committee meetings:

      President and Chief Executive Officer
      Chief Financial Officer
      Director of Internal Audit
      Controller
      Compliance Officer
      Representatives from the Company's independent accounting firm
      Representatives from the Company's internal audit outsourcing firm
      Others by invitation, as deemed advisable

        Each Audit Committee meeting will include an executive session. Persons requested to attend this meeting would be, the Director of Internal Audit, Audit Outsource/Co-source representatives, and the representatives from the independent auditing firm.

Committee Responsibilities Regarding Independent Auditors

  1.
  Engagement of Independent Auditors

  a.
  Obtain the opinion of management and the Director of Internal Audit, as to the performance of the independent auditors in the conduction of their engagement.

  b.
  Review engagement letter and proposed fees, composition of the audit team including partner involvement, industry expertise and timing of audit.

  c.
  Inquire about results of peer reviews, litigation status and disciplinary action.

  d.
  Review the firm's process to ensure its objectivity and independence; and annually require from the firm written confirmation that, consistent with Independence Standards Board Standard 1, it is independent to perform the Company's audit.

  e.
  Have a clear understanding with the independent auditors as to their accountability to the Board of Directors and the Audit Committee.

  f.
  Make any other inquiries of the independent auditors deemed necessary and appropriate by the Audit Committee.

  g.
  If the Committee is satisfied with regard to the foregoing matters, make a recommendation to the full Board to engage the independent audit firm.

  2.
  Audit Plan

  a.
  Review the Annual Audit Plan with the Director of Internal Audit and the independent auditors, and determine if coordination has been achieved.

  b.
  Discuss the general scope, reliance upon management and internal audit, and how internal auditing and the independent auditors will interface to provide adequate coverage in the Information Technology area.

    c.
    Review with the independent auditors changes in accounting standards or rules promulgated by the FASB, the SEC, the NASD or other regulatory bodies that could impact the Company's financial statements.

    d.
    Make independent auditors aware of the Committee's desire to be informed in a timely manner of matters requiring special attention.

  3.
  Continuous and Post Audit Functions

  a.
  Review, on a timely basis, the quarterly and annual financial reports with financial management and the independent auditors.

  b.
  Review with management and the independent auditors any material estimates and reserves impacting financial statements and how they were determined.

  c.
  Discuss with management, independent auditors and internal auditors any significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures.

  d.
  Discuss with the independent auditors and management any significant issues regarding accounting principles, practices or judgments. Discuss any major audit concerns, unusual transactions and the adequacy of their disclosure.

  e.
  Discuss with the independent auditors, the items required to be communicated under SAS 61 and SAS 71; inquire as to the quality, as well as the acceptability of accounting principles applied by the company in its financial reporting.

  f.
  Review the independent auditors' recommendation letter to management and review the Company's response to the recommendations.

  g.
  Meet privately with the independent auditors to obtain the benefit of their evaluation and opinion on financial and accounting personnel, internal audit and credit review staff.

  h.
  Consider whether there are any items for the independent auditors to report directly to the full Board of Directors.

Committee Responsibility in Regard to Internal Audit Function

  1.
  Review coordination of audit plans between the internal auditors and the independent auditors.

  2.
  Approve auditing procedures manual and internal auditing charter.

  3.
  Annually review with the Director of Internal Audit the scope and scheduling of internal audits planned for the year, including the audits to be co-sourced or outsourced.

  4.
  At least annually, discuss the adequacy of the audit risk identification process and procedures with the Director of Internal Audit, management and the independent auditors.

  5.
  The Director of Internal Audit will attend all regularly scheduled Audit Committee meetings and will report, as needed, on the yearly audit plan, audit plan variances, staff training, major concerns, staffing requirements, past due corrective measures on significant concerns, modifications to policy and procedures, modifications to the audit charter, and any known violations of law.

  6.
  The Director of Internal Audit will report at each regularly scheduled Audit Committee meeting whether the fiduciary activities of the Company are being administered in accordance with laws and regulations, and with sound principles.

  7.
  At least annually, the Director of Internal Audit will report on the effectiveness of the co-sourced and outsourced audits, including an evaluation of the firm engaged to perform these services.

Other Committee Responsibilities

  1.
  Review all disclosures and confirmations, as requested by the SEC, for inclusion in the annual proxy statement for the Company.

  2.
  After Committee review and approval, recommend to the Board of Directors that the audited Financial statements be included in the Company's annual report on Form 10-K.

  3.
  The Audit Committee is granted the authority to take whatever action, whether or not covered herein, it deems necessary to fulfill the responsibilities assigned to the Committee by the Board of Directors.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT (FORM 10-K) FOR 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1134, SALT LAKE CITY, UTAH 84111.

ZIONS BANCORPORATION—ONE SOUTH MAIN, SUITE 1134—SALT LAKE CITY, UTAH 84111—(801) 524-4787
www.zionsbancorporation.com

ZIONS BANCORPORATION

PROXY	SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, DOYLE L. ARNOLD and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholders' Meeting to be held on April 26, 2002 and at all adjournments thereof upon the matters listed below.
1.	To elect Directors
	All nominees listed below (except as marked to the contrary)	FOR ☐ WITHHOLD AUTHORITY ☐
INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:
Jerry C. Atkin	Stephen D. Quinn	Shelley Thomas Williams
2.	To transact any other such business as may properly come before the meeting.	AUTHORITY ☐ WITHHOLD AUTHORITY ☐
UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

Dated , 2002.		Please sign exactly as name appears on reverse side.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On April 26, 2002
PROXY STATEMENT
NOMINATION AND ELECTION OF DIRECTORS (Proposal 1)
COMPENSATION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS OF THE COMPANY
PRINCIPAL HOLDERS OF VOTING SECURITIES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
OTHER BUSINESS
DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2003 SHAREHOLDERS' MEETING
APPENDIX A